IE21 Interactive English On-Line Course - Company Solution Agreement

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Party B : Wison (Shanghai) Chemical Engineering Co. Ltd.

Address: No. 333 Edison Road, Zhangjiang, Pudong New Area, Shanghai

1. Definitions of Party A and Party B

1 Party A. : Shanghai Broadband Network Inc.

2 Party B. : Wison (Shanghai) Chemical Engineering Co. Ltd.

2. Definition of IE21 interactive English - company solution

1 IE21 Interactive English Course:

Normally as a training solution, the Company Solution includes four levels which are primary, secondary, advanced and professional. Based on the discussion of both parties, this agreement only includes two levels (Choose two level courses out of four based on the test results). The courses including:

  Multi-media interactive self-learning
  Essential English Class, Video.
  Testing for different levels
  Leaning Management System
  Testing for Upgrade

2 IE21 Business Writing Course:

Business Writing course is to improve learner's writing skill quickly and effectively by teaching the key factors of business writing, including E-mail, letter and Memo. The course has two levels which are High and Low and the learners can choose the writing type or task based on their need. There are three modules in this course and each module contains ten classes, total 30 classes and each class has two levels. The study term is 6 months. The Article library provides the quick instructions to the learners, these article cover the most writing tasks of business.

  IE21 Interactive English company solution service support package

There is a service support package bundled with the company solution, so called VIP package. Including:

  Host service
  Narrow Band Disc Support
  Introduction training course
  Text Book
  TA support
  The training of training manager (based on request)
  Upgrade test

4 English Salon

The English Salon is implemented by foreign teachers sent by party A, 90 minutes for each time and once a week. The first term is 3 months, total 12 times and the place is party B's office.

3. The Implementation of the Agreement

1 Mode:

Party A provides party B IE21 Interactive English Courses and IE21 Business Writing Courses.

Party B uses above courses for its employee training.

2 The term of this agreement.

The term of this agreement is 1 year. If both parties agree to sign a supplementary contract, the supplementary contract has the same legal effect.

  The number of accounts

  Both parties agree that party B can establish the personal training accounts for up to 20 employees for 1 year term IE21 interactive English course and 6 months IE21 business writing course within this contract term.

  Pricing

IE21 interactive English unit price: RMB 1,800 (10% off) / 1 year account

IE21 business writing unit price: RMB 660 (10% off) / 6 months account

Total price for on-line course: RMB 49,200

Text Book: RMB 2,400

The first term English Salon: RMB 9,000

Party B decides to purchase 1 year IE21 interactive English course, 6 months business writing course, 20 sets of text book for interactive English and 3 months English Salon, for total RMB 60,600. This payment shall be made within 7 days from this agreement been signed.

4. Obligations and Rights of Both Parties

1. Rights and responsibilities of Party A

A) Party A shall provide party B IE21 interactive English course package described in this agreement.

B) Party A shall provide party B IE21 business writing course package described in this agreement

C) Party A is responsible for software installation, maintenance and technical support.

    Party A shall provide narrow band support by the compact disk. But the CD will be operated by party B employees during training.
    Party A shall provide the monthly study management report of party B's employees. If party B's employees cannot achieve the learning progress or target, party A shall remind party B actively.
    Party A shall provide TA service. The TA from party A is responsible for helping party B's employees to start their study and archive the study target specified by their training department. Party A shall provide TA service via telephone, Monday to Friday from 9 am to 5:30 pm, and answer the questions from learners via E-mail and BBS within 24 hours.
    As party B requires, party A shall provide the introduction of the courses. The introduction shall be held in party B's office and the participants will be 20 people.
    As party B requires, party A shall provide training to party B's training manager and the training will take place in SBN
    Party A shall dispatch foreign teachers to organize and implement English Salon and collect the feedback and information of this activity.

2 Rights and responsibilities of Party B

A) Party B should pay the fees of 1 year IE21 interactive English course, 6 months business writing course, the service charges and English Salon for its 20 employees.

B) Party B shall only use IE21 interactive English and business writing course package for its employee training, not for other purpose or usage. The validity periods for the personal accounts are 1 year and 6 months.

C) Party B should copy or transfer IE21 interactive English and business writing course package to third party. Party B should not make any copy of the original software, and encryption and decryption to the software are not allowed. Party A reserves the right to terminate this agreement if any of above situation occurs or other reason causes the disclosure or damage to the course package.

5. Copyright and Business Secrets

1 Copyright

Party A owns the copyright of IE21 interactive English.

2 Business Secrets

Both parties should keep the secret on the contents of this agreement and any other information which should not be disclosed to third party.

6. Force majeure, Default and Dispute resolution

1 Force Majeure

If either party of this agreement fails to perform/ delay all or part of its obligations under this agreement under the force majeure, it should not be considered such party violates the obligation under this agreement. The force majeure includes, but not limited to, war, fire, earthquake, flood or other factor out of the control of the affected party.

If either party anticipates failure to perform/delay all or part of its obligations under this agreement due to the force majeure, this party shall inform the other party immediately.

2 Default

Any of the following situations will be treated as default:

    Party B fails to pay the fees for the courses and services within specified term.
    Party A fails to provide IE21 interactive English package described in this agreement.
    Either party discloses the business secret.
    Party A's copyright is pirated
    Either party fails to perform the agreement.

3 Dispute resolution

Both parties shall negotiate any dispute occurred in terms of this agreement or its performance in friendly manner; in case no settlement can be reached through the negotiation, either party may send the appeal to People's Court of Pudong New Area.

7. Modification, Cancellation and termination of this agreement

1 Any modification on this agreement shall be discussed and approved by both parties.

2 If any party offences the rights of the other party, the other party has the right to terminate this agreement.

3 If either party of this agreement fails to perform/ delay all or part of its obligations under this agreement, the other party has the right to terminate this agreement.

4 IF the default party causes the direct or indirect loss of the other party, the other party has the right to require the reparation.

8. Arbitration

Any dispute, conflict or reparation based on the agreement, outside the agreement or related to this agreement; any modification to this agreement including message, validity period, effect, definition, implementation, default or termination and reparation should be submit for Arbitration based on [TBD]. The arbitration place is [ TBD] and the language is [TBD]

9. Other Items

1 Effective day: The day this agreement signed.

2 This agreement has 2 copies, 1 for each party and each copy has the same legal effect.

Party A: Shanghai Broadband Network Inc. Party B : Wison (Shanghai) Chemical Engineering Co. Ltd.
(stamp)	(stamp)
/s/ Gao Kai Xin	/s/ Han Feng General Manager
Authorized representative::	Authorized representative::
Date: 11/24/04	Date: 11/30/04